Exhibit 99.1

Media Contact	Investor Contact
Greg Hudgison	Bob May
Media Relations	Investor Relations
(706) 644-0528	(706) 649-3555

Synovus Announces Earnings for Third Quarter 2014, $250 Million Stock Repurchase Program,

and 43% Increase in Quarterly Common Stock Dividend

COLUMBUS, Ga., October 21, 2014 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2014.

Third Quarter Highlights

•	Net income available to common shareholders for the third quarter of 2014 was $44.2 million or $0.32 per diluted share as compared to $44.3 million, or $0.32 per diluted share for the second quarter of 2014.

•	Net income available to common shareholders for the third quarter of 2014 was $51.3 million or $0.37 per diluted common share, excluding net litigation related expenses, restructuring charges, and Visa indemnification charges totaling $7.0 million after-tax.

•	Total loans grew $132.8 million sequentially.

•	Credit quality continued to improve as the NPL ratio declined to 1.18% at September 30, 2014 from 1.27% at June 30, 2014 and 2.29% a year ago, and the annualized net charge-off ratio for the third quarter declined to 0.24% and 0.41% year-to-date compared to 0.47% for the third quarter of 2013 and 0.75% for year-to-date 2013.

•	All Tier 1 capital ratios continued to expand with the Tier 1 common equity ratio ending the quarter at 10.60%, up 18 basis points from the prior quarter.

“The announced stock repurchase program and common dividend increase from $0.07 to $0.10 per share reflect our strong capital position, significantly improved risk profile, and earnings momentum,” said Kessel D. Stelling, Synovus Chairman and CEO. “These actions will provide increased returns to our broad shareholder base while still allowing us the flexibility needed to reinvest in the business and continue our pursuit of growth opportunities. These opportunities include the acquisition of specialized talent that enables us to reach untapped customer segments, expansion into new business lines, and significant investments in marketing and technology. Fundamentals such as expense management and credit quality remain high priorities as evidenced by our continued progress during the third quarter, but delivering exceptional customer service backed by comprehensive financial solutions is the primary focus of our team’s efforts and energy day-to-day.”

Balance Sheet Fundamentals

•	Total loans ended the quarter at $20.59 billion, an $877.0 million or 4.4% increase from the third quarter of 2013.

•	Total loans grew $132.8 million or 2.6% annualized compared to the second quarter of 2014.

•	Retail loans grew by $86.0 million, or 9.1% annualized.

•	Commercial real estate loans grew by $129.0 million or 7.7% annualized.

•	C&I loans declined by $82.4 million, or 3.2% annualized.

•	Total average deposits for the quarter were $20.94 billion, up $75.0 million or 1.4% annualized from the previous quarter.

•	Average core deposits for the quarter were $19.44 billion, down $18.6 million compared to the second quarter of 2014.

•	Average core deposits, excluding state, county, and municipal deposits, grew by $204.5 million or 4.7% annualized compared to the previous quarter.

Core Performance

Adjusted pre-tax, pre-credit costs income was $103.5 million for the third quarter of 2014, an increase of $4.6 million from $98.9 million for the second quarter of 2014.

•	Net interest income was $206.3 million for the third quarter of 2014, up $1.2 million from $205.1 million in the previous quarter.

•	The net interest margin declined four basis points to 3.37% compared to 3.41% in the second quarter of 2014. The yield on earning assets was 3.81%, five basis points lower than the second quarter of 2014, and the effective cost of funds declined one basis point to 0.44%.

•	Total non-interest income was $64.0 million, up $598 thousand compared to $63.4 million for the second quarter of 2014.

•	Core banking fees[1] of $32.8 million were up $125 thousand, driven by a $921 thousand or 4.8% increase in service charges on deposits and a $513 thousand or 5.9% decline in bankcard fees.

•	Financial Management Services revenues, consisting primarily of fiduciary and asset management fees and brokerage revenue, increased $382 thousand, driven by brokerage revenue growth.

•	Mortgage banking income decreased $618 thousand or 11.7%.

•	Mortgage originations totaled $197 million, up from $188 million in the prior quarter.

•	Decline in revenue was driven by lower gains on mortgage loan sales.

•	Total non-interest expense for the third quarter of 2014 was $193.7 million, up $11.6 million from the second quarter of 2014, primarily due to net litigation related expenses. Adjusted non-interest expense for the third quarter of 2014 was $166.8 million, down $2.7 million or 1.6% compared to $169.5 million for the second quarter of 2014.

•	Employment expense was $93.9 million, up $1.3 million, primarily due to one more pay day in the quarter and merit increases.

•	Advertising expense was $7.2 million, an increase of $896 thousand.

•	Professional fees were $2.5 million, down $5.7 million, reflecting the benefit from a $3.6 million net insurance recovery for incurred legal fees related to litigation.

[1]	Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, and miscellaneous other service charges.

Credit Quality

Broad-based improvement in credit quality continued.

•	Total credit costs were $15.7 million in the third quarter of 2014, down 7.2% from $16.9 million in the second quarter of 2014 and down 29.8% from $22.4 million in the third quarter of 2013.

•	Non-performing loans, excluding loans held for sale, were $242.4 million at September 30, 2014, down $17.2 million or 6.6% from the previous quarter, and down $208.5 million or 46.2% from the third quarter of 2013. The non-performing loan ratio was 1.18% at September 30, 2014, down from 1.27% at the end of the previous quarter and 2.29% at September 30, 2013.

•	Total non-performing assets were $324.4 million at September 30, 2014, down $38.8 million or 10.7% from the previous quarter, and down $262.5 million or 44.7% from the third quarter of 2013. The non-performing asset ratio was 1.57% at September 30, 2014, compared to 1.77% at the end of the previous quarter and 2.96% at September 30, 2013.

•	Net charge-offs were $12.3 million in the third quarter of 2014, down $23.1 million or 65.4% from $35.4 million in the second quarter of 2014. The annualized net charge-off ratio was 0.24% in the third quarter, down from 0.69% in the previous quarter and 0.47% in the third quarter of 2013.

Capital Ratios

Capital ratios remained strong.

•	Tier 1 Common Equity ratio was 10.60% at September 30, 2014, up from 10.42% at June 30, 2014.

•	Tier 1 Capital ratio was 11.19% at September 30, 2014, up from 11.01% at June 30, 2014.

•	Total Risk Based Capital ratio was 13.17% at September 30, 2014, up from 13.03% at June 30, 2014.

•	Tier 1 Leverage ratio was 9.85% at September 30, 2014, up from 9.69% at June 30, 2014.

•	Tangible Common Equity ratio was 11.04% at September 30, 2014, up from 10.91% at June 30, 2014.

Capital Management

•	The Board of Directors has authorized a share repurchase program of up to $250 million of the company’s common stock, to be executed over the next 12 months.

•	Additionally, the Board of Directors has approved an increase in the company’s quarterly common stock dividend from $0.07 to $0.10 per share, effective with the quarterly dividend payable in January 2015.

Third Quarter Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 21, 2014. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $27 billion in assets. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers through 28 locally branded divisions, 271 branches and 355 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, expense initiatives, and future profitability; expectations regarding our capital management, including our announced share repurchase program, and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled average core deposits; average core deposits excluding average state, county, and municipal deposits; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted net income per common share, diluted; adjusted pre-tax, pre-credit cost income; and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of average core deposits; average core deposits excluding average state, county, and municipal deposits; Tier 1 common equity ratio; tangible common equity to tangible assets ratio; adjusted net income per common share, diluted; adjusted pre-tax, pre-credit cost income; and adjusted non-interest expense; and the reconciliation of these measures to total average deposits; Tier 1 capital to risk-weighted assets ratio; total shareholders’ equity to total assets ratio; net income per common share, diluted; income before income taxes; and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

	3Q14	2Q14	1Q14	4Q13	3Q13
Average Core Deposits
Average Core Deposits Excluding State, County, and Municipal Deposits
Average total deposits	$20,938,587	$20,863,706	$20,725,259	$21,150,068	$20,878,768
Subtract: Average brokered deposits	(1,494,620)	(1,401,167)	(1,234,847)	(1,194,427)	(1,333,293)

Average core deposits	19,443,967	19,462,539	19,490,412	19,955,641	19,545,475

Subtract: Average state, county, and municipal deposits	(2,045,817)	(2,268,852)	(2,365,096)	(2,354,731)	(2,233,281)

Average core deposits excluding state, county, and municipal deposits	17,398,150	17,193,687	17,125,316	17,600,910	17,312,194

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars and shares in thousands)

	3Q14		2Q14	1Q14	4Q13	3Q13
Tier 1 Common Equity Ratio
Total shareholders’ equity	$3,076,545		$3,053,051	$2,998,496	$2,948,985	$2,931,860

Add: Accumulated other comprehensive loss	24,827		13,716	30,463	41,258	29,514
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,471)		(1,678)	(1,883)	(3,415)	(3,783)
Subtract: Disallowed deferred tax asset	(529,342)		(547,786)	(579,537)	(618,516)	(647,828)
Other items	7,637		7,619	7,682	7,612	7,426

Tier 1 capital	2,553,765		2,500,491	2,430,790	2,351,493	2,292,758

Subtract: Qualifying trust preferred securities	(10,000)		(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,980)	(125,980)	(125,862)	(125,400)

Tier 1 common equity	2,417,785		2,364,511	2,294,810	2,215,631	2,157,358

Risk-weighted assets	22,811,614	(1)	22,702,108	22,404,099	22,316,091	21,735,363
Tier 1 common equity ratio	10.60	%(1)	10.42	10.24	9.93	9.93

Tangible Common Equity to Tangible Assets Ratio
Total assets	$26,519,110		$26,627,290	$26,435,426	$26,201,604	$26,218,360
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,471)		(1,678)	(1,883)	(3,415)	(3,783)

Tangible assets	26,493,208		26,601,181	26,409,112	26,173,758	26,190,146

Total shareholders’ equity	3,076,545		3,053,051	2,998,496	2,948,985	2,931,860
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,471)		(1,678)	(1,883)	(3,415)	(3,783)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,980)	(125,980)	(125,862)	(125,400)

Tangible common equity	2,924,663		2,900,962	2,846,202	2,795,277	2,778,246

Total shareholders’ equity to total assets ratio	11.60%		11.47	11.34	11.25	11.18

Tangible common equity to tangible assets ratio	11.04%		10.91	10.78	10.68	10.61

Adjusted net income per common share, diluted
Net income available to common shareholders	$44,229

Add: Litigation settlement expenses (after-tax)	7,545
Deduct: Recovery of previously incurred legal costs related to certain legal matters, net of legal costs incurred in 3Q14 related to those same legal matters (after-tax)(2)	(2,211)

Add: Restructuring charges (after-tax)	494

Add: Visa indemnification charges (after-tax)	1,209

Adjusted net income available to common shareholders	$51,266

Weighted average common shares outstanding - diluted	139,726
Adjusted net income per common share, diluted	$0.37

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)

	3Q14	2Q14	1Q14	4Q13	3Q13
Adjusted Pre-tax, Pre-credit Costs Income
Income before income taxes	$72,656	$73,950	$77,024	59,710	73,459
Add: Provision for losses on loans	3,843	12,284	9,511	14,064	6,761
Add: Other credit costs(3)	11,858	4,635	8,128	8,285	15,603
Add: Restructuring charges	809	7,716	8,577	3,770	687

Add: Litigation settlement expenses(4)	12,349	—	—	10,000	—
Subtract: Investment securities gains, net	—	—	(1,331)	(373)	(1,124)
Add: Visa indemnification charges	1,979	356	396	799	—
Subtract: Gain on sale of Memphis branches, net(5)	—	—	(5,789)	—	—

Adjusted pre-tax, pre-credit costs income	103,494	98,941	96,516	96,255	95,386

Adjusted Non-interest Expense
Total non-interest expense	$193,749	$182,205	$184,161	190,738	187,328
Subtract: Other credit costs(3)	(11,858)	(4,635)	(8,128)	(8,285)	(15,603)
Subtract: Restructuring charges	(809)	(7,716)	(8,577)	(3,770)	(687)
Subtract: Visa indemnification charges	(1,979)	(356)	(396)	(799)	—
Subtract: Litigation settlement expenses(4)	(12,349)	—	—	(10,000)	—

Adjusted non-interest expense	166,754	169,498	167,060	167,884	171,038

(1)	Preliminary
(2)	Recovery of previously incurred legal costs represents a reimbursement from an insurance carrier for attorney fees incurred in previous periods in connection with certain litigation. This amount, net of attorney fees incurred in 3Q14 relating to the same legal matters, is recorded as a component of professional fees in the consolidated income statement. These items are also a component of adjusted pre-tax, pre-credit costs income.
(3)	Other credit costs consist primarily of foreclosed real estate expense, net
(4)	3Q14 and 4Q13 amounts consist of litigation settlement expenses, including loss contingency accruals, with respect to certain legal matters. Amounts for other periods presented herein are not reported separately as amounts are not material.
(5)	Consists of gain, net of associated costs, from the sale of certain loans, premises, deposits, and other assets and liabilities of the Memphis, Tennessee branches of Trust One Bank, a division of Synovus Bank.